As filed with the Securities and Exchange Commission on December 11, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  VIASAT, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                        33-0174996
  (State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                                2290 COSMOS COURT
                           CARLSBAD, CALIFORNIA 92009
                                 (760) 438-8099
               (Address of principal executive offices, including
                        zip code, and telephone number)

               THE 1996 EQUITY PARTICIPATION PLAN OF VIASAT, INC.

                            (Full title of the plan)


                                                                                              Copies to:
                    MARK D. DANKBERG                                                   THOMAS A. EDWARDS, ESQ.
                  CHAIRMAN, PRESIDENT AND                                                  LATHAM & WATKINS
                  CHIEF EXECUTIVE OFFICER                                               701 "B" STREET, SUITE 2100
                    2290 COSMOS COURT                                                 SAN DIEGO, CALIFORNIA 92101
                CARLSBAD, CALIFORNIA 92009                                                   (619) 236-1234
                   (760) 438-8099
(Name, address, including zip code, and telephone number,
     including area code, of agent for service)

                                               CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                     Amount            Proposed Maximum     Proposed Maximum         Amount of
            Title of Securities                       to be             Offering Price     Aggregate Offering      Registration
              to be Registered                    Registered(1)           Per Share              Price                  Fee
===================================================================================================================================
Common Stock, $.0001 par value                       500,000          $9.8125(2)                $4,906,250            $1,364
===================================================================================================================================

(1) Covers 500,000 additional shares available for issuance under The 1996 Equity Participation Plan of ViaSat, Inc. (the "1996 Equity Participation Plan"), pursuant to an amendment of the 1996 Equity Participation Plan approved by the stockholders of the registrant on September 2, 1998. The 1996 Equity Participation Plan authorizes the issuance of a maximum of 1,250,000 shares. However, the offer and sale of 750,000 shares under the 1996 Equity Participation Plan, which have been or may be issued upon exercise of options, awards or other rights under such plan, have previously been registered pursuant to Form S-8 Registration Statement No. 333-21113.

(2) Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined (500,000 shares of common stock under the 1996 Equity Participation Plan), the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq National Market on December 9, 1998.

         This Registration Statement on Form S-8 registers the offer and sale of an additional 500,000 shares of common stock of ViaSat, Inc. (the "Company") for issuance under the 1996 Equity Participation Plan. In accordance with Instruction E to Form S-8, the contents of the prior Registration Statement File No. 333-21113 are hereby incorporated by reference.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates the following documents in this Registration Statement by reference:

         1. Annual Report on Form 10-K for the fiscal year ended March 31, 1998 filed with the Securities and Exchange Commission (the "Commission") on June 29, 1998;

         2. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, filed with the Commission on August 14, 1998;

         3. Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the Commission on November 6, 1998;

         4. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the filing of the Annual Report on Form 10-K; and

         5. Description of the Company's common stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on November 20, 1996.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.   EXHIBITS.



5.1      Opinion of Latham & Watkins.

23.1     Consent of Independent Accountants.

23.2     Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

24.1     Power of Attorney (included on signature page hereto).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on December 10, 1998.

                             ViaSat, Inc.


                             By:/s/ MARK D. DANKBERG
                                -----------------------------------------------
                                Mark D. Dankberg
                                Chairman, President and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Mark D. Dankberg and Gregory D. Monahan, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission.


Signature                        Title                                    Date

/s/ MARK D. DANKBERG             Chairman, President and Chief Executive  December 10, 1998
----------------------------     Officer (Principal Executive Officer)
Mark D. Dankberg


/s/ GREGORY D. MONAHAN           Vice President, Chief Financial Officer  December 10, 1998
----------------------------     and General Counsel (Principal
Gregory D. Monahan               Financial Officer and Principal
                                 Accounting Officer)


/s/ JAMES F. BUNKER              Director                                 December 10, 1998
----------------------------
James F. Bunker

/s/ ROBERT W. JOHNSON            Director                                 December 10, 1998
----------------------------
Robert W. Johnson

/s/ B. ALLEN LAY                 Director                                 December 10, 1998
----------------------------
B. Allen Lay

/s/ JEFFREY M. NASH              Director                                 December 10, 1998
----------------------------
Jeffrey M. Nash


                                  EXHIBIT INDEX

EXHIBIT
-------

5.1      Opinion of Latham & Watkins.*

23.1     Consent of Independent Accountants.*

23.2     Consent of Latham & Watkins (included in Exhibit 5.1 hereto).*

24.1     Power of Attorney (included on signature page hereto).*

------------

* Filed herewith.